Exhibit 10.16

EXCLUSIVE ASSIGNMENT OF SUPPLIER SERVICE AGREEMENT

      This Exclusive Assignment of the Supplier Service Agreement (the “Assignment”) is made on this 20th day of September, 2010,

BY:	Talent Search and Rescue, LLC	(“Assignor”); and
IN FAVOR OF:	Generation Zero Group, Inc.	(“Assignee”).

Together referred to as the “Parties”

       Background. This Assignment represents the rights and responsibilities of the parties regarding the assignment of the exclusive right to fulfill the Beeline Supplier Services
Agreement contracted to Talent Search and Rescue and hereby assigned to Generation Zero Group, Inc.

COVENANTS

      In consideration of good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby agrees as follows:

1.Definitions. The following capitalized terms in this Assignment shall have the following meanings:

       “Assignee” means the Assignee named in the caption of this Assignment and its successors and assigns.

       “Assignment” means this Exclusive Assignment of the Supplier Service Agreement in the Beeline Program at XO Management Services, Inc., and all modifications, renewals and extensions of, and all amendments to, this Assignment.

       “Assignor” means the Assignor named in the caption of this Assignment and its successors and assigns.

“Event of Default” has the meaning set forth in Section 6.

       “Service Supplier Documents” mean this Assignment, the Beeline Supplier Services Agreement, and any other documents executed in connection with this Assignment and the
Beeline Supplier Services Agreement and all amendments, modifications, restatements or extensions thereof.

       “Expenses” means all existing and future indebtedness, obligations, and liabilities of all kinds owing in connection with the execution of the Services Contract, including but not limited to payroll, insurance premiums, credit line payments and office expenses.

“Services” has the meaning set forth in the Beeline Supplier Services Agreement.

       “Service Contract” shall mean the Beeline Supplier Services Agreement, part of the Beeline Program at XO Management Services, Inc.

2. Granting Clause.

       (a) For the value set forth in 2(b) below, Assignor hereby absolutely and unconditionally assigns and transfers to Assignee and Assignee’s successors and assigns: (i) all of Assignor’s exclusive right to perform the Services under the Beeline Supplier Services Agreement; and (ii) Fifty Percent (50%) of the net proceeds of the Service Contract for the first Ninety (90) days of the Services Contract.

       (b) In consideration for the exclusive right to execute the Services Contract, subject to the conditions set forth in Section 2(b) below, Assignee will transfer Five Hundred Thousand
(500,000) shares of common stock of Generation Zero Group, Inc. (“GNZR”) to Caesar Capital Group, LLC, a single member LLC, disregarded entity for tax purposes and under common ownership as Assignor.

       (c) Ninety (90) days, after the execution of the Services Contract, the Assignee has the option to purchase an additional interest in the net income. Assignor will assign an additional Thirty Percent (30%) interest to the Assignee in exchange for Five Hundred Thousand (500,000) shares of Generation Zero Group, Inc. If the Assignee exercises this option, Assignee will then receive Eighty Percent (80%) of the net proceeds from the Services Contract and Assignor will receive Twenty Percent (20%) for the remainder of the Services Contract and any and all renewals unless otherwise agreed to in writing by the parties.

(d) The transfer of the GNZR shares set forth in Section 2(b) above will be withdrawn if:

(i) no consultants are put on payroll through the Service Contract, or

(ii) no consultants are put on payroll through any other contract assigned, transferred or brought in through the Assignor.

      (e) Regarding the shares of common stock of GNZR to be issued (the “Shares”), the Assignor acknowledges the following:

               (i) The Assignor recognizes that the Shares have not been registered under the Securities Act of 1933, (The “Act”) as amended, nor under the securities laws of any state and, therefore cannot be resold unless the resale of the Shares are registered under the Act or an exemption from registration is available.

               (ii) The Assignor acknowledges that it has received all information it considers necessary or advisable to make a decision concerning the purchase of the Shares, and has had an opportunity to review all documents relating to GNZR that the Assignor deems necessary in the decision to accept the Shares.

                (iii) Assignor recognizes that the Shares involve substantial risks, including loss of the entire amount of value of the Shares, has taken full cognizance of and understands all of the risks related to the acceptance of the Shares. Assignor further recognizes that no Federal or state agencies has made any finding or determination as to the fairness of this transaction or any recommendations or endorsement of the Shares.

               (iv) Assignor or Assignor’s representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable Assignor to utilize the information made available to Assignor to evaluate the merits and risks of an ownership in the Shares and to make an informed decision with respect thereto.

(v) Assignor is an “accredited investor” as that term is defined in Rule 501 of the Act.

               (vi) Assignor realizes the Shares cannot be readily sold as they will be restricted securities and therefore the Shares must not be accepted unless the Assignor has liquid assets sufficient to assure that the Assignor can provide for current needs and possible personal contingencies.

                (vii) All information which the Assignor has provided to the Assignee concerning Assignor’s financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there shall be any material change in such information prior to the termination of this Assignment, Assignor will provide Assignee with such information

                 (viii) Assignor has not become aware of and has not offered the Shares by any form of general solicitation or advertising, including but not limited to advertisements, articles, notices, or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where to Assignor’s knowledge, those individuals what have attended have been invited by any such or similar means of general solicitation or advertising.

                 (ix) Assignor understands and agrees that a legend has been or will be placed on the certificates or other document(s) evidencing the Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT OR THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

4. Payment to Assignee. Assignor will receive all payments under the Services Contract. After payment of all expenses, the net profits will be divided and paid to the Assignee and the Assignor according to Section 2. Payments shall be made to Assignee within Thirty (30) days of receipt. Any payment not made within Thirty (30) days shall accrue interest at One Percent (1%).

5. Provision of Services. Assignee hereby agrees to perform all its duties and obligations under the Services Contract, this Assignment and other documents relating to the Services Contract or the Services to be provided thereunder. If there shall be any inconsistency between any term or condition of this Assignment and that of the Services Contract, the term or condition in the Services Contract shall prevail. Assignor agrees to cooperate in all reasonable respects in the operation of the Services Contract.

6. Events of Default. An Event of Default shall constitute any of the following:

       (a) If the Assignee shall at any time fail to perform a task, obligation, order, request or other responsibility under the Services Contract, this Assignment or Services Supplier
Documents or any order or additional contract or agreement resulting therefrom;

        (b) If the Assignee shall in any way violate, breach or cause the cancellation of the Services Contract or Services Supplier Documents or any other document or additional contract pertaining thereto; and

        (c) if Assignee shall commence any case, proceeding or other action: (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Assignee shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Assignee any case, proceeding or other action of a nature referred to above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action results in the entry of any order for relief or remains undismissed, undischarged or unbonded for a period of Sixty (60) days; or (iii) the Assignee shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth; or (iv) the Assignee shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts;

        (d) any representation or warranty made by the Assignee or any other person or entity under this Assignment or any other document shall prove to have been incorrect in any material respect when made; or

        (e) If Assignor fails to pay Assignee its share of the net profits within the time period prescribed in Section 4. Assignee shall give Assignor notice of such default and Assignor shall have a reasonable period of time to remedy such default.

7. Remedies. After any failure to perform any of the terms and conditions of this Assignment or upon the occurrence of any “Event of Default”, Assignor may, at Assignor’s option, do any of the following in any order and at any time, at Assignor’s expense for doing so, simultaneously or not simultaneously: (a) manage and operate the Services Contract; (c) cancel or modify this Assignment; (d) exercise any right or remedy available at law or in equity; and (e) perform such other acts in connection with the management and execution of the Services Contract as Assignor, in its reasonable discretion, may deem proper.

8. Other Remedies. No provision of this Assignment and no act done or omitted by either party pursuant to this Assignment shall be deemed to be a waiver by either party of any rights and remedies under this Assignment or any other Services Contract, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by either party under any other Services Contract or agreement, or at law or in equity.

9. Expenses. Any payments or expenses incurred by Assignor incurred under performance of the Services Contract including curing any defaults by Assignor or Assignee on the credit line at Sterling Bank and any costs for enforcing Assignee’s remedies hereunder, shall be part of the “Expenses” and shall be repaid before any net income is distributed.

10. Further Assurances. Assignor shall, within Five (5) days of execution of this Assignment, execute and deliver requisite documentation to the transfer agent and cause to be delivered Five Hundred Thousand (500,000) shares of common stock of Generation Zero Group, Inc., and deliver original executed forms of the documents to Assignor. Failure to provide the stock certificate within Seven (7) business days shall constitute and Event of Default.

11. Press Release. Any and all press releases relating to this Assignment, the performance of Services under this Assignment or the Services Contract released by the Assignee must be approved by the Assignor before public disclosure.

12. Governing Law. This Assignment shall be binding upon and inure to the benefit of the Assignee and the Assignor and their respective successors and assigns; provided that the Assignee may not assign this Assignment, in whole or in part, by operation of law or otherwise, without the prior written consent of the Assignor. This Assignment, and any claims arising out of relating to this Assignment, whether in contract or tort, statutory or common law, shall be governed exclusively by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

15. Jurisdiction. THE ASSIGNEE CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS ASSIGNMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS ASSIGNMENT, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS. THE BORROWER AGREES THAT PERSONAL JURISDICTION OVER IT MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS BY PERSONAL DELIVERY OR OVERNIGHT COURIER AT THE ADDRESS PROVIDED ON THE SIGNATURE PAGE OF THIS ASSIGNMENT. ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THIS PROVISION, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS OR ANY SIMILAR BASIS.

      Whereas, the Parties have executed this Exclusive Assignment of Supplier Service Agreement as of the date first written above.

ASSIGNEE:	ASSIGNOR:

Generation Zero Group, Inc.	Talent Search and Rescue, LLC
By: /s/ Matthew D. Krieg	By: /s/ Michael Woloshin
Name: Matthew D. Krieg	Name: Michael Woloshin
Title: Chief Executive Officer	Title: Managing Member
Address:	Talent Search and Rescue
Five Concourse Parkway	c/o Michael Woloshin
Suite 2925	15 Birch Court
Atlanta, Georgia 30328	Ossining, New York 10562